UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2022

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9700	94-3025021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Schwab Way Westlake, Texas	76262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 859-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2022, the Board of Directors (the “Board”) of The Charles Schwab Corporation (“CSC”) approved the amendment and restatement of CSC’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendments are solely to add language providing for the appointment of Co-Chairmen of the Board.

The foregoing description is qualified by reference to the full text of the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01	Other Events.

Effective July 27, 2022, the Board appointed Walter W. Bettinger II, CSC’s Chief Executive Officer and a member of the Board, to serve as Co-Chairman of the Board together with Charles R. Schwab, who served as CSC’s Chairman before the appointment. A copy of the press release announcing the appointment of Co-Chairmen is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended and Restated Bylaws of The Charles Schwab Corporation, effective July 27, 2022

99.1	Press Release dated July 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION
(Registrant)

Date: July 28, 2022	/s/ Peter Crawford
Peter Crawford
Managing Director and Chief Financial Officer